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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported): May 29, 2007 (May 22, 2007)



                                  CATUITY INC.
             (Exact name of registrant as specified in its charter)



                DELAWARE                              000-30045                            38-3518829
      (State or other jurisdiction            (Commission File Number)                    (IRS Employer
            of incorporation)                                                          Identification No.)



       300 PRESTON AVE., SUITE 302
        CHARLOTTESVILLE, VA 22902                                                         (434) 979-0724
          (Address of principal                                                  (Registrant's telephone number,
           executive offices)                                                         including area code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)





Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b), under the Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c), under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 22, 2007, Mr. Geoffrey C. Wild resigned as a director of Catuity Inc.(the "Company") effective as of such date. Mr. Wild's resignation was not related to any disagreement between Mr. Wild and the Company on any matter relating to the Company's operations, policies or practices. Mr. Wild was one of the Company's independent directors and had served as Chairman of the Governance and Nominating Committee and as a member of the Audit Committee of the Board of Directors.

On May 22, 2007, Mr. Clifford C. Chapman was appointed to the Audit Committee of the Board of Directors. Mr. Chapman is one of the Company's independent directors and also serves on the Compensation and Governance and Nominating Committees of the Board of Directors.

The Company's Board of Directors now consists of four directors, the majority of which are independent directors as defined by NASDAQ listing standards applicable to the Company. The Company's Audit Committee continues to consist of three independent directors.



                                   SIGNATURE
                                   ---------


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be singed on its behalf by the undersigned thereunto duly authorized.


                             CATUITY INC.
                             (Registrant)



                          By /s/ Debra Hoopes
                             ----------------
                             Debra Hoopes
                             Senior Vice President and Chief Financial Officer



Date: May 29, 2007


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